Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), each of the undersigned officers of Foundation Buildings Materials, Inc., a Delaware corporation (the “Company”), does hereby certify, to each such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2020	/s/ Ruben Mendoza
Ruben Mendoza
President and Chief Executive Officer

Date: May 11, 2020	/s/ John Gorey
John Gorey
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.